Exhibit 99.1

Continental Resources Increases Proved Reserves 54 Percent To 785 MMBoe

Company’s Bakken Proved Reserves Almost Double, Exceeding a Half-Billion Barrels of Oil Equivalent

58 Percent Estimated Production Growth Achieves 2012 Target

OKLAHOMA CITY, Jan. 23, 2013 /PRNewswire/ — Continental Resources, Inc. (NYSE: CLR) increased its year-end 2012 proved reserves to 785 MMBoe (million barrels of oil equivalent), a year-over-year gain of 54 percent. With the 2012 increase, Continental has grown proved reserves at a compound annual growth rate of 45 percent since year-end 2009.

Continental’s 2012 proved reserves had a net present value discounted at 10 percent (PV-10) of $13.3 billion, a 45 percent increase over the PV-10 of $9.2 billion for proved reserves at year-end 2011.

Proved reserves growth in 2012 primarily reflected strong production growth in the Bakken play of North Dakota and Montana, which Continental believes is the nation’s premier oil play. Continental is the largest producer and leaseholder in the Bakken, with approximately 1.1 million net acres. The Company has also accelerated production growth in its South Central Oklahoma Oil Province (SCOOP), an oil- and liquids-rich play in Oklahoma.

Thirty-nine percent of Continental’s total 2012 proved reserves, or 309.0 MMBoe, were proved developed producing (PDP), compared with 40 percent of year-end 2011 proved reserves.

Crude oil reserves represented 72 percent of 2012 total proved reserves, a significant increase over year-end 2011, when crude oil accounted for 64 percent of the Company’s 508 MMBoe in proved reserves. The higher percentage of crude oil proved reserves in 2012 was accomplished despite two crude-oil concentrated divestitures.

Continental currently operates 85 percent of its total proved reserves, compared with 86 percent at year-end 2011.

“We continue to increase our concentration in high-value, high-growth, crude oil assets, especially in the Bakken,” said Harold Hamm, Chairman and Chief Executive Officer. “We are growing the value of our Bakken assets through strategic acquisitions, exploration, and the expanded use of pad drilling, which should improve efficiencies and translate into even better rates of return.”

Through acquisitions and leasing, Continental increased its Bakken leasehold by 24 percent in the past year, from 915,863 net acres at year-end 2011 to 1,139,799 net acres at year-end 2012.

The Company is also leveraging the increased demand for high-quality Bakken crude oil at U.S. refineries. “We have more than adequate pipe and rail capacity out of the basin at this time, so we can move our production to the most advantageous markets,” Mr. Hamm said. “Realizing the Bakken’s full potential is essential to our five-year plan to triple production and proved reserves by year-end 2017, while increasing operating margins.”

Strong Production Growth

Continental’s 2012 production totaled 35.7 MMBoe, a 58 percent increase over production of 22.6 MMBoe for 2011, in line with the Company’s production growth guidance for 2012.

Estimated fourth quarter 2012 production was 9.8 MMBoe, or 106,831 Boe per day, a 42 percent increase over fourth quarter production for 2011. The Company deferred some fourth quarter well completions to stay within its capital expenditure budget for 2012. Fourth quarter 2012 was the 19th consecutive quarter in which Continental has increased production compared with the immediately previous quarter.

Based on continued production growth, as well as an acquisition and a divestiture announced December 20, 2012, Continental’s current production is approximately 116,000 Boepd.

Increased Proved Reserves

Continental’s 2012 proved reserves in the Bakken totaled 564 MMBoe, almost double proved reserves in the play at year-end 2011. The Company’s Bakken proved reserves had a PV-10 of $9.9 billion at year-end 2012.

Other significant components of year-end 2012 proved reserves included the SCOOP play in Oklahoma, with proved reserves of 63 MMBoe (PV-10 of $955 million) and the Red River Units, where proved reserves increased in the past year to 78 MMBoe (PV-10 of $2.0 billion).

Exploration and development activity was the primary driver in the Company’s 2012 proved reserves growth, adding 234 MMBoe of proved reserves in the year, of which 27 percent were PDP and the remainder PUDs (proved undeveloped reserves). In total, a reconciliation of 2012 proved reserves included:

• Exploration/development • Acquisitions • Divestitures • Performance revisions • De-booking • Price revisions • 2012 production	234 MMBoe (63 MMBoe PDP, 171 MMBoe PUDs) 82 MMBoe (8) MMBoe 50 MMBoe (34) MMBoe (11) MMBoe (36) MMBoe

Year-end 2012 proved reserves included:
• PUD locations • Bakken PUDs	1,763 gross (982 net) 86 percent of total net PUDs

Also notable was the fact that the Company for the first time booked proved reserves in lower benches of the Bakken Three Forks formation, with the recognition of three PDPs and 11 PUDs in 2012. Continental has completed two wells in the Three Forks second bench and one well in the third bench. Traditionally operators in the play targeted the Middle Bakken zone above the Three Forks and only the first bench of the Three Forks zone.

Ryder Scott Company, L.P. evaluated properties representing 98 percent of the Company’s proved reserves and 99 percent of Continental’s PV-10 at year-end 2012, with Continental reserve engineers evaluating the remaining properties.

Continental has two major exploration/appraisal programs planned for 2013. The Company is testing productivity of the lower Three Forks benches with a 14-well program at locations across the play. In addition, the Company has initiated the first of four increased density pilot programs that will involve multiple wells in the Middle Bakken and the first three benches of the Three Forks zone, to test the appropriate density for full development. Successful results from these programs would prove commercial productivity and could significantly impact future reserve bookings.

The Company expects to begin reporting results from new lower-bench productivity tests quarterly over the next 12-to-18 months.

“2012 was a good year for Continental. We completed the move of our headquarters to Oklahoma City, and we increased our focus by selling mature properties and redeploying capital to higher growth-rate assets,” said Rick Bott, President and Chief Operating Officer. “We have expanded our land position, increased production, increased proved reserves, embarked on an ambitious exploration/appraisal program, retooled our marketing efforts, secured capital to fund our ongoing growth, and continued to build our leadership and technical staff.

“As we begin 2013, we see multiple catalysts and opportunities to enhance the value of our operations, particularly with these lower Three Forks programs and further delineation of our SCOOP acreage. 2013 looks to be as exciting as 2012,” Mr. Bott said.

About Continental Resources

Continental Resources is a Top 10 petroleum liquids producer in the United States. In October 2012, the Company announced a new five-year plan to triple production and proved reserves by year-end 2017. The Company’s growth plan is based on developing its industry-leading leasehold in the nation’s premier oil play, the Bakken of North Dakota and Montana, as well as its position in the SCOOP and Northwest Cana plays of Oklahoma. The company reported total revenues of $1.6 billion for 2011. Visit www.clr.com for more information.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, statements or information concerning the Company’s future operations, performance, financial condition, production and reserves, schedules, plans, timing of development, returns, budgets, costs, business strategy, objectives, and cash flow, are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable and based on reasonable assumptions, no assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. When considering forward-looking statements, readers should keep in mind the risk factors and other cautionary statements described under Part I, Item 1A. Risk Factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, registration statements and other reports filed from time to time with the Securities and Exchange Commission (SEC), and other announcements the Company makes from time to time.

The Company cautions readers that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for, and development, production, and sale of, crude oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating crude oil and natural gas reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, and the other risks described under Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K

for the year ended December 31, 2011, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company, or persons acting on its behalf, may make.

Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements to reflect events or circumstances after the date of this press release.

CONTACTS: Continental Resources, Inc.
Investors	Media
Warren Henry, VP Investor Relations	Kristin Miskovsky, VP Public Relations
405-234-9127	405-234-9480
Warren.Henry@CLR.com	Kristin.Miskovsky@CLR.com